July 29, 1996

  Thomas N. Hackett
  Physician Resources, Inc.
  460 Main Street
  Lewiston, Maine 04240

  Dear Tom:

  Peoples Heritage Bank (the "Bank") is pleased to approve your loan request. The purpose of this letter is to outline the terms and conditions of our commitment to make a loan to you (the "Loan"), which are as follows:

  BORROWER: Physician Resources

  AMOUNT: $ 100,000

  PURPOSE: The proceeds of the Loan will be used by the Borrower to term out a portion of their existing line of credit.

  INTEREST RATE: The Loan shall bear interest at a fixed rate of 9.75% for the term of the loan.

  All interest hereunder shall be computed on the basis of the actual number of days elapsed over a 360-day year.

  DEFAULT INTEREST RATE: Bank shall have the right to charge interest, payable on demand, on the unpaid principal balance of the Loan at an interest rate of three percent (3%) per annum in excess of the rate of interest otherwise payable for any period during which the Borrower shall be in default under any document governing or securing the Loan.

  COMMITMENT
  FEE: Lender shall be paid a non refundable commitment fee of $500 payable at closing.

  TERM: The term of the Loan is 5 years.

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  Physician Resources, Inc.
  Page 2

  PAYMENT: A fixed principal plus interest payment will be due monthly commencing one month after closing. Any unpaid principal plus accrued interest shall be due and payable at maturity.

  LATE
  CHARGE: - Borrower shall pay to Bank a late charge of six percent (6%) of any scheduled payment of principal and/or interest which is not paid within fifteen (15) days of the date when due.

  SECURITY: Collateral for the Loan shall consist of the following:

  A first priority security interest in the following business assets of
Borrower: accounts receivable, inventory, fixed assets, equipment and general intangibles whenever acquired by Borrower.

  GUARANTOR: The persons identified below as Guarantor shall unconditionally (and jointly and severally if there is more than one Guarantor) guarantee the payment and performance of all obligations of Borrower under the Loan documents.

  DEPOSIT
  RELATIONSHIP: Borrower shall establish and maintain its primary deposit relationship with Bank.

  FINANCIALS:
  Borrower will provide the Bank with year-end financial statements or tax returns within one hundred twenty (120) days of Borrower's fiscal year end. Such statements are to be prepared by an independent certified public accountant acceptable to Bank in accordance with generally accepted accounting principles and are to be accompanied by any Management Letter.

  In addition, the Guarantor(s) will submit an updated financial statement and a copy of current year's federal income tax return on an annual basis.

  Other statements as may be required by the Bank will also be provided.

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Physician Resources. Inc.
Page 3

INSURANCE:
     Borrower agrees to maintain comprehensive insurance naming the Bank as loss payee. The Bank shall be named on the insurance policy as follows:
Peoples Heritage Bank, its successors and assigns, ATIMA, P.O. Box 9540, Portland, ME 04112.

EXPENSES:
     All fees, including closing fees and legal fees will be paid by the Borrower whether or not the Loan is closed. Legal fees may include preparation of Loan documents by Bank counsel.

DOCUMENTATION:
  Borrower and any Guarantor shall execute such further documents in connection with the Loan as the Bank shall require. All documents will be satisfactory to the Bank both as to form and substance.

  The parties hereto agree that this commitment shall survive the Loan closing and that each of the obligations and undertakings of the Borrower hereunder shall continue until the entire Loan, together with interest and fees, is paid in full.

  The Loan is subject to the Bank's continued satisfaction with the Borrower's and Guarantor's financial condition.

  The commitment shall not be assigned by Borrower without the prior written consent of the Bank.

  BORROWER, GUARANTOR(S) AND THE BANK, FOR THEMSELVES AND THEIR RESPECTIVE HEIRS, SUCCESSORS AND ASSIGNS, HEREBY KNOWINGLY, VOLUNTARILY AND MUTUALLY WAIVE ANY AND ALL RIGHTS THAT SUCH
PARTY MAY HAVE TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON OR RELATED TO THIS COMMITMENT, THE LOAN OR ANY LOAN
DOCUMENTS, THE COLLATERAL GIVEN AS SECURITY FOR THE LOAN, OR IN ANY WAY RELATED TO THE ADMINISTRATION OF THE LOAN OR THE EXERCISE OF RIGHTS OR REMEDIES RELATED THERETO.

  Borrower agrees that any dispute arising out of or relating to this commitment, or any alleged breach thereof, shall be settled by arbitration in Portland, Maine in accordance with the rules of the American Arbitration Association governing commercial arbitration.

 Physician Resources, Inc.
 Page 4

  The provisions of this commitment cannot be waived or modified other than in a written document signed by all of the parties to this commitment.

  This commitment shall expire if not accepted by the Borrower, in writing, within ten (10) business days of the date of this letter and/or the Loan is not closed within thirty (10) days of the date of this letter.

  Should the terms and conditions outlined meet with your approval, please sign where indicated and return the original to my attention, at Peoples Heritage Bank.

  Should you have any questions or comments, feel free to call me. Thank you for giving Peoples Heritage Bank the opportunity to provide this financing proposal for your consideration.

 Very truly yours,

  PEOPLES HERITAGE BANK
  JoAnne P. Campbell, Vice President
  Accepted and agreed to
  PHYSICIAN RESOURCES, INC.:
  By:
  Thomas N. Hackett, Its President

GUARANTORS:
  Thomas N. Hackett, Guarantor
  word/joanne/letter/cipri